EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Community Bank Shares of Indiana, Inc. on Form S-4 of our report dated January 6, 2006 relating to the consolidated financial statements of The Bancshares, Inc. and Subsidiary appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in the Proxy Statement-Prospectus.

/s/ MONROE SHINE & CO., INC.

Monroe Shine & Co., Inc.
New Albany, Indiana

April 26, 2006